                                                                    Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

West Palm Beach, Florida,
  March 22, 1999.